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                                                                   EXHIBIT 10.34


                                     RELEASE

                                  CONSIDERATION

Pursuant to the Inktomi Corporation Severance Benefits Plan For Employees, Director Level Employees and Vice Presidents (Plan No. 18) and Summary Plan Description ("Plan"), this Release is given in consideration of Inktomi Corporation's ("Inktomi") provision of excuse from daily work duties and pay continuation through the end of the "Notification Period" (as defined in the Plan) and an additional payment of $245,807.69, equivalent to four (4) months and twenty-four (24) days' pay, less deductions authorized or required by law, paid in a lump sum, single payment thirty (30) days after my "Termination Date" (as defined in the Plan) or thirty (30) days after Inktomi's receipt of this signed, unrevoked Release, whichever is later.

In addition, Inktomi will continue to pay the cost for group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at regular employee rates for five (5) month(s) from my Termination Date, or until I become eligible for group insurance benefits from another employer, whichever occurs first. I understand that I have an obligation to inform Inktomi if I receive group coverage from another employer while receiving COBRA coverage benefits and that I may not increase the number of my designated dependants if any, during this time unless I do so at my own expense in accordance with the applicable benefits plan. The period of such Inktomi-paid COBRA coverage shall be considered part of my COBRA coverage entitlement period, and may, for tax purposes, be considered income to me.

Inktomi also will provide outplacement services for one (1) month as described in the Plan.

I understand that these are additional benefits for which I am not eligible unless I elect to sign this Release. I also understand and agree that I will not be entitled to such consideration if I commence employment elsewhere within the Company or with an affiliate company. Further, should I execute this Release prior to my last day of employment, I understand that I will be required to re-execute this Release on or after my last day of employment in order to receive the benefits herein.

                               RELEASE BY EMPLOYEE

In consideration of these additional benefits, I, on behalf of my heirs, spouse and assigns, hereby completely release and forever discharge Inktomi, its past and present affiliates, agents, officers, directors, shareholders, employees, attorneys, insurers, successors and assigns (collectively referred to as "Inktomi") from any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the date of my signing this Release, including but not limited to any claims arising out of my offer of employment, my employment or termination of my employment with Inktomi or my right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law. I expressly agree and consent to the termination of my employment on January 13, 2003, or on an earlier date should I resign and/or become employed elsewhere, in exchange for the additional benefits under the Plan. The matters released include, but are not limited to, any claims under federal, state or local laws, including claims arising under, Title VII of the Civil Rights Act of 1964, the Civil


KEYUR PATEL                                                    December 17, 2002
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Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement and
Income Security Act of 1974 ("ERISA"), the Americans with Disabilities Act, the Worker Adjustment and Retraining Act and applicable regulations, and any claims for attorneys' fees and costs. The only exceptions are any claims I may have for unemployment or workers compensation and any right I may have under the Inktomi pension plan.

I represent that I am under the age of 40.

I understand and agree that this Release extinguishes all claims, whether known or unknown, foreseen or unforeseen, except for those claims expressly described above. I expressly waive any rights or benefits under Section 1542 of the California Civil Code, or any equivalent statute. California Civil Code Section 1542 provides as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

I fully understand that, if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by me to be true, I expressly accept and assume that this Release shall be and remain effective, notwithstanding such difference in the facts.

I agree not to file any claim, charge, action or complaint concerning any matter referred to in this Release. If I have previously filed any such claim, I agree to take all reasonable steps to cause them to be withdrawn without delay.

This Release (which is part of the Plan) constitutes the entire agreement between myself and Inktomi with respect to any matters referred to in this Release. This Release supersedes any and all of the other agreements between myself and Inktomi, except for the Employment, Confidential Information, Invention Assignment and Arbitration Agreement, a copy of which is available upon request from Human Resources, which remains in full force and effect. No other consideration, agreements, representations, oral statements, understandings or course of conduct which are not expressly set forth in this Release should be implied or are binding. I am not relying upon any other agreement, representation, statement, omission, understanding or course of conduct which is not expressly set forth in this Release. I understand and agree that this Release shall not be deemed or construed at any time or for any purposes as an admission of any liability or wrongdoing by either myself or Inktomi. I also agree that if any provision of this agreement is deemed invalid, the remaining provisions will still be given full force and effect. The terms and conditions of this agreement and release will be interpreted and construed in accordance with the laws of California, to the extent not otherwise governed by ERISA.

I further acknowledge that during my employment, I may have obtained confidential, proprietary and trade secret information, including information relating to Inktomi products, plans, designs and other valuable confidential information. I agree not to disclose any such confidential information unless required by subpoena or court order, and that I will first give Inktomi written notice of such subpoena or court order with reasonable advance notice to permit Inktomi to oppose such subpoena or court order if it chooses to do so.



KEYUR PATEL                                                    December 17, 2002
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I also agree that for a period of one (1) year after the termination of my employment with Inktomi, and within any county in the United States or other equivalent geographical subdivision in foreign jurisdictions in which the Inktomi does business (a list of which is available from Human Resources and is incorporated herein), I shall not: (i) directly call upon or solicit any of the customers of Inktomi or any subsidiary or affiliate that were or became customers and with whom I developed a relationship during the term of my employment (as used herein "customer" shall mean any person or company as listed as such on the books of Inktomi or any affiliates or subsidiary); or (ii) induce or attempt to induce any employee, agent or consultant of Inktomi or any subsidiary to terminate his or her association with Inktomi or any affiliates. Inktomi and I agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Inktomi. In the event of the breach or threatened breach by me of this paragraph, Inktomi, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

I have read this Release and understand all of its terms. Prior to execution of this Release, I have apprised myself of sufficient relevant information in order that I might intelligently exercise my own judgment. I have had sufficient time to consult counsel and Inktomi has also given me at least 14 days in which to consider this Release, if I wish. I further acknowledge and agree that this Release is executed voluntarily and with full knowledge of its legal significance. I also understand and agree that if any suit is brought to enforce the provisions of this Release, the prevailing party shall be entitled to its costs, expenses, and attorneys' fees as well as any and all other remedies specifically authorized under the law.

                        EMPLOYEE'S ACCEPTANCE OF RELEASE

I HAVE CAREFULLY READ THE FOREGOING AND UNDERSTAND, APPROVE AND VOLUNTARILY AGREE TO THE TERMS OF THE RELEASE IN EXCHANGE FOR THE ADDITIONAL BENEFITS TO WHICH I WOULD OTHERWISE NOT BE ENTITLED.

Inktomi Corporation                       Employee




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David Peterschmidt                        KEYUR PATEL
President and CEO


     December 17, 2002
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Date                                      Date



KEYUR PATEL                                                    December 17, 2002